UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2007

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 22, 2007 CBG Florida REIT Corp. (the “REIT”), an indirect subsidiary of Colonial Bank, N.A. and the Registrant, sold 300,000 shares of its Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Class A, Series A, with a liquidation preference of $1,000.00 per share (the “REIT Preferred Stock”). The aggregate offering price of the REIT Preferred Stock was $300,000,000. The offer and sale of the REIT Preferred Stock are exempt from registration under the United States Securities Act of 1933, as amended, pursuant to Rule 144A under such act, because offers and sales will only be made to Qualified Institutional Buyers as defined in Rule 144A. Shares of the REIT Preferred Stock are conditionally exchangeable into the same number of shares of Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A of the Registrant (the “Colonial Preferred Stock”). Pursuant to the terms of an Exchange Agreement, entered into as of May 21, 2007, among the REIT, Colonial Bank, N.A. and the Registrant, a conditional exchange will occur, and shares of the Colonial Preferred Stock will become outstanding, only at the direction of the United States Office of the Comptroller of the Currency or any successor primary federal regulator for Colonial Bank, N.A. (the “OCC”), and only after the occurrence of one of the following events:

(a)	Colonial Bank, N.A. becomes “undercapitalized” under the OCC’s “prompt corrective action” regulations (and including any successor regulations);

(b)	Colonial Bank, N.A. is placed into conservatorship or receivership; or

(c)	the OCC, in its sole discretion, anticipates Colonial Bank, N.A. becoming “undercapitalized” in the near term or takes a supervisory action that limits the payment of dividends by Colonial Bank, N.A. and in connection therewith, directs an exchange.

The designation, rights and preferences of the Colonial Preferred Stock are set forth in a Certificate of Designations of the Registrant filed on May 21, 2007 with the Delaware Secretary of State.

On May 22, 2007, in connection with the closing of the REIT Preferred Stock offering, the Registrant entered into a Replacement Capital Covenant (the “RCC”), whereby the Registrant agreed for the benefit of certain of its debtholders described therein that, prior to May 15, 2017, the Registrant or one of its subsidiaries will not purchase or redeem the REIT Preferred Stock or, after a conditional exchange, the Colonial Preferred Stock, unless the Registrant or its subsidiaries has received during the 180 days prior to such redemption or repurchase a designated percentage of net cash proceeds from the issuance of certain qualified securities. A copy of the RCC is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Replacement Capital Covenant by The Colonial BancGroup, Inc. in favor of and for the benefit of each Covered Debtholder

This report includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates,” and similar expressions, as they relate to BancGroup (including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition to factors mentioned elsewhere in this report or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors among others, could cause actual results to differ materially from forward-looking statements, and future results could differ materially from historical performance. These factors are not exclusive:

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic plans for 2007 and beyond;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied and projected returns on investments;

•	economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable then expected;

•	natural disasters in BancGroup’s primary market areas result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	acts of terrorism or war; and

•	changes in the securities markets.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC

By	/S/ T. BRENT HICKS
T. Brent Hicks
Chief Accounting Officer

Date: May 29, 2007

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